Exhibit 99.1

CAUSE NO. D-1-GN-13-000874

ALEX EDMANS	§	IN THE DISTRICT COURT OF
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Plaintiff,	§
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v.	§
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BRETT A. HURT, STEPHEN R. COLLINS	§
CHRISTOPHER A. PACITTI, NEERAJ	§
AGRAWAL, DEV C. ITTYCHERIA	§
EDWARD B. KELLER, THOMAS J.	§
MEREDITH, ABHISHEK AGRAWAL,	§
SYDNEY L. CAREY, MICHAEL S.	§	OF TRAVIS COUNTY, TEXAS
BENNETT, HEATHER J. BRUNNER,	§
BRYAN C. BARKSDALE and ERIN C.	§
NELSON,	§
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Defendants,	§
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-and-	§
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BAZAARVOICE, INC.,	§
	§	419TH JUDICIAL DISTRICT
Nominal Defendant.	§	(assigned to the 250th)

NOTICE OF OF PROPOSED SETTLEMENT, FINAL HEARING ON PROPOSED

SETTLEMENT, AND MOTION FOR ATTORNEYS’ FEES AND EXPENSES

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS WILL BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN).

IF YOU HOLD BAZAARVOICE COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE PROPOSED SETTLEMENT AGREEMENT IS AVAILABLE FOR YOUR REVIEW ON THE FOLLOWING WEBSITES: Schubert Jonckheer & Kolbe LLP (www.schubertlawfirm.com); or Newman Ferrara LLP (www.nfllp.com).

THE FINAL HEARING IS SET FOR NOVEMBER 24, 2014, AND THE DEADLINE FOR YOU TO OBJECT TO THE PROPOSED SETTLEMENT AND PROVIDE NOTICE TO THE PARTIES THROUGH THEIR LEGAL COUNSEL IS FOURTEEN DAYS PRIOR TO THAT DATE. THESE DEADLINES, ALONG WITH OTHER IMPORTANT DEADLINES THAT AFFECT YOUR RIGHTS ARE SET FORTH BELOW.

A TEXAS STATE COURT AUTHORIZED THIS NOTICE. THIS IS NOT A SOLICITATION FROM A LAWYER.

Notice is hereby given to you of the Proposed Settlement in the above entitled and numbered lawsuit. This Notice is sent to you by order of the District Court of Travis County, Texas (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the Proposed Settlement of this Derivative Action (as defined herein).

I. WHY YOU HAVE RECEIVED THIS NOTICE

This Notice of Proposed Settlement of Litigation, Hearing Thereon, and Right to Appear (the “Notice”) is directed to all current stockholders of Bazaarvoice, Inc. (“Bazaarvoice” or the “Company”), all of whom are potentially affected by the settlement of a stockholder derivative lawsuit styled Alex Edmans v. Brett A. Hurt, Stephen R. Collins, Christopher A. Pacitti, Neeraj Agrawal, Dev C. Ittycheria, Edward B. Keller, Thomas J. Meredith, Abhishek Agrawal, Sydney L.Carey, Michael S. Bennett, Heather J. Brunner, Bryan C. Barksdale, and Erin C. Nelson, and nominal defendant Bazaarvoice, Inc., in the District Court of Travis County, Texas (the “Derivative Action”).

The parties to the Derivative Action—Plaintiff Alex Edmans (“Plaintiff”); nominal Defendant Bazaarvoice; and Defendants Brett A. Hurt, Stephen R. Collins, Christopher A. Pacitti, Neeraj Agrawal, Dev C. Ittycheria, Edward B. Keller, Thomas J. Meredith, Abhishek Agrawal, Sydney L. Carey, Michael S. Bennett, Heather J. Brunner, Bryan C. Barksdale, and Erin C. Nelson (collectively the “Individual Defendants”) (together with Bazaarvoice, the “Defendants”)—have agreed upon terms to dismiss the Derivative Action and have signed a written Settlement Agreement (the “Agreement”) setting forth those settlement terms (the “Proposed Settlement”).

On November 24, 2014, at 2:00 p.m., the Court will hold a hearing (the “Final Hearing”). The purpose of the Final Hearing is to determine: (i) whether dismissal of the Derivative Action pursuant to the Proposed Settlement, as set forth in the Agreement, should be approved by the Court and a final judgment entered; (ii) whether the requested attorneys’ fees, expenses and Plaintiff’s contribution award should be approved by the Court; and (iii) such other matters as may be necessary or proper under the circumstances.

II. SUMMARY OF THE LITIGATION AND UNDERLYING TRANSACTION

On May 24, 2012, the Board of Directors for the Company approved the acquisition of PowerReviews, Inc. (“PowerReviews”), and on June 12, 2012, the Company consummated the acquisition of PowerReviews (“Acquisition”).

Prior to the Acquisition and its approval by the Board of Directors for the Company, management and certain board members engaged in communications that Plaintiff has alleged demonstrate an anti-competitive motive for the Acquisition.

In June 2012, the Antitrust Division of the United States Department of Justice (“DOJ”) began an investigation into the potential anti-competitive effect of the Acquisition to determine whether the acquisition violated Section 7 of the Clayton Act.

On June 27, 2012, the Company filed a Form S-1 Registration Statement and Prospectus with the U.S. Securities & Exchange Commission (“SEC”) for a secondary offering of 8.5 million shares of the Company’s stock (the “Secondary Offering”) wherein the Company disclosed that the DOJ had opened a preliminary investigation to determine whether the Acquisition violated Section 7 of the Clayton Act (“DOJ Investigation”) and explained, among other things, that the investigation could result in the Company being required to divest part, or all, of PowerReviews and that the investigation could have a material adverse effect on the Company. The Company also publicly disclosed the DOJ Investigation on various other occasions, including, without limitation, in its Form S-1A dated July 12, 2012, its Form 10-Q dated September 10, 2012, and its Form 10-Q dated December 5, 2012.

On January 10, 2013, the DOJ formally commenced a civil lawsuit against the Company, alleging that the Acquisition was anti-competitive in violation of federal antitrust laws (“DOJ Action”).

On March 12, 2013, Bazaarvoice shareholder Alex Edmans filed his Plaintiff’s Original Petition in the Derivative Action asserting derivative claims on behalf of the Company against the Defendants relating to the Acquisition, in alleged violation of Section 7 of the Clayton Act, including claims for unlawful insider trading against certain Defendants, breach of fiduciary duty, and corporate waste.

On June 7, 2013, Defendants filed a Plea to the Jurisdiction, Special Exceptions and, Subject Thereto, Original Answer.

On October 15, 2013, the parties presented argument and evidence to the Honorable Judge John Dietz on Defendants’ Plea to the Jurisdiction and Special Exceptions, where Plaintiff was represented by Feazell & Tighe LLP, Newman Ferrara LLP, and Schubert Jonckheer & Kolbe LLP, and Defendants were represented by Fulbright & Jaworski LLP.

On October 23, 2013, Judge Dietz signed an order granting Defendants’ Plea to the Jurisdiction and Special Exceptions and ordering Plaintiff to file an amended pleading within thirty (30) days to (1) allege particularized facts to show that the majority of the Company’s directors each individually face a “substantial likelihood” of personal liability for their conduct and thus would be incapable of making an impartial decision with respect to a shareholder demand or (2) allege particularized facts as to each director Defendant that the challenged transaction was not the product of a valid exercise of business judgment.

On November 22, 2013, Plaintiff filed his Plaintiff’s Amended Petition.

On December 20, 2013, Defendants filed Defendants’ Motion for Summary Judgment and Special Exceptions challenging the sufficiency of Plaintiff’s Amended Petition and moving the Court to dismiss the Derivative Action in its entirety.

On January 8, 2014, United States District Judge William H. Orrick signed a Memorandum Opinion in the DOJ Action, finding the Company liable for violating Section 7 of the Clayton Act. A copy of the opinion and other documents relating to the DOJ Action can be found at http://www.justice.gov/atr/cases/bazaarvoice.html.

On April 24, 2014, the Company issued a press release announcing that it had entered into a settlement with the DOJ that would resolve the claims in the DOJ Action, under which Bazaarvoice would be required to divest all assets of the PowerReviews business.

On April 28, 2014, Judge Dietz signed an Order Granting Joint Motion to Stay Proceedings, to allow time for the Derivative Action parties to pursue a resolution of Plaintiff’s claims through mediation. During the course of the Derivative Action and in preparation for mediation, Plaintiff’s counsel reviewed the pleadings and voluminous transcripts and exhibits from the DOJ Action that discussed the events, circumstances, and communications underlying and concerning the Acquisition.

On June 4, 2014, the Company issued a press release announcing the divestiture of PowerReviews to Wavetable Labs, LLC, the parent of Viewpoints, LLC, for $30 million in cash, and on July 2, 2014, the Company issued a press release announcing the completion of its sale of PowerReviews to Wavetable Labs, LLC for $30 million (the “Divestiture”).

On July 9, 2014, counsel for Plaintiff and Defendants attended mediation and, after engaging in substantial arms-length negotiations, reached an agreement in principle providing for settlement of the Derivative Action on the terms and subject to the conditions set forth in the Agreement.

III. COUNSEL IN THE DERIVATIVE ACTION

Plaintiff, who has sued derivatively on behalf of Bazaarvoice, is represented by Newman Ferrara LLP, Schubert Jonckheer & Kolbe LLP, and Feazell & Tighe LLP. Individual Defendants and the Company are represented by Fulbright & Jaworski LLP. You may seek the advice of your own private attorney, at your own expense, if you desire.

IV. TERMS OF THE PROPOSED SETTLEMENT

The principal terms, conditions, and other matters that are part of the Proposed Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirely by reference to, the text of the Agreement, which has been filed with the Court.

To resolve the Derivative Action, and solely as a result of it, the Parties have agreed as follows:

1. Bazaarvoice will institute those corporate governance reforms and enhancements described on the attached Exhibit A.

2. Without admitting any wrongdoing, fault, liability, or damage, Defendants acknowledge that the pendency and prosecution of the Derivative Action and the efforts of Plaintiff’s counsel were the cause for Bazaarvoice instituting the referenced corporate governance enhancements.

3. The parties have agreed to entry of a judgment dismissing the Derivative Action against Bazaarvoice and each of the Individual Defendants, with prejudice, barring and releasing any known or unknown claims that have been or could have been brought in any court by the Plaintiff, Bazaarvoice, or its stockholders in their derivative capacity arising out of, related to, or concerning (i) the allegations contained in the Derivative Action, (ii) the Acquisition or Divestiture, (iii) any reports, disclosures, or statements made by the Company or by any of the Individual Defendants relating to the Acquisition or Divestiture, and (iv) any matter that could have been asserted in the Derivative Action or any other action or proceeding regarding allegations of breach of fiduciary duty or allegations relating to or arising out of any act, statement, omission, transaction, event, or circumstance occurring prior to Final Court Approval (as defined herein) in relation to the Acquisition or Divestiture (all, collectively, the “Released Claims”).

4. The Proposed Settlement will become effective only upon the occurrence of certain conditions, which may be waived, and upon the first day upon which the Court’s judgment in the Derivative Action has become a final judgment that is no longer subject to review, either by the expiration of the time for appeals therefrom with appeals not having been taken or, if an appeal is taken, and not dismissed, by the determination of the appeal by the highest court to which such appeal may be taken in such a manner as to permit the consummation of the Proposed Settlement in accordance with the terms and conditions of the Agreement (“Final Court Approval”).

5. Counsel for Plaintiff will apply for and may receive from the Court an award of attorneys’ fees and reimbursement of expenses in an amount not to exceed $1,637,500.00 in the aggregate (the “Fee Award”) plus a case contribution award to Plaintiff of $25,000.00 (“Contribution Award”). Defendants’ counsel has agreed to support and not to oppose the Fee Award request or the Contribution Award request. To date, Plaintiff’s counsel has not been paid any fees or reimbursed for any of their out-of-pocket expenses. The Fee Award is intended to compensate them for litigating and settling the Derivative Action and achieving the corporate governance enhancements described in Exhibit A and in the Agreement, and the Contribution Award is in recognition of Plaintiff’s participation and effort in the prosecution of the Derivative Action. The Proposed Settlement, however, is not in any way conditioned upon the Court’s approval of an award of attorneys’ fees or expenses or a contribution award.

6. If the Proposed Settlement does not become final as described herein, then the Agreement and the Proposed Settlement shall be null and void and of no force and effect, and shall not be deemed to prejudice in any way the position of any parties with respect to the Derivative Action, who will be returned to their respective legal positions prior to the execution of the Agreement. By the same token, if the Proposed Settlement does not become final, Bazaarvoice will not be under any obligation to institute the corporate governance enhancements.

7. The Parties have agreed that the Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to rules governing conflict of laws.

V. REASONS FOR THE SETTLEMENT

A. Why Did Plaintiff Agree to this Compromise?

Plaintiff’s counsel has conducted an extensive investigation throughout the development, prosecution, and settlement of the Derivative Action, including, inter alia, (i) inspecting, reviewing, and analyzing the Company’s public filings, statements, and press releases; (ii) preparing detailed opposition briefs to Defendants’ motions to dismiss, as identified above; (iii) researching the applicable law with respect to the claims asserted in the Derivative Action and the potential defenses thereto; (iv) researching corporate governance issues and practices and developing proposed reforms to the Company’s corporate governance procedures; and (v) monitoring developments in the related DOJ Action.

Based upon their investigation, Plaintiff and Plaintiff’s counsel have concluded that the terms and conditions of the Agreement are fair, reasonable, and adequate to Plaintiff, Bazaarvoice’s stockholders, and Bazaarvoice, and in their best interests, and therefore have agreed to dismiss the claims raised in the Derivative Action pursuant to the terms and provisions of the Agreement after considering (a) the benefits that Bazaarvoice’s stockholders and Bazaarvoice will receive from the Proposed Settlement, (b) the attendant risks of litigation, and (c) the desirability of permitting the Proposed Settlement to be consummated.

In particular, Plaintiff and Plaintiff’s counsel considered the significant litigation risk inherent in stockholder derivative litigation. The law imposes significant burdens on plaintiffs for pleading and proving a stockholder derivative claim. While Plaintiff believes his claims are meritorious, Plaintiff acknowledges that there is a substantial risk that the Derivative Action may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Under the circumstances, Plaintiff and Plaintiff’s counsel believe they have obtained the best possible relief for Bazaarvoice and its stockholders. Plaintiff and Plaintiff’s counsel believe that the corporate governance changes achieved by the Settlement will significantly enhance shareholder value by strengthening the Company’s internal controls.

B. Why Did the Defendants Agree to this Compromise?

The Defendants have strenuously denied, and continue to strenuously deny, each and every allegation of wrongdoing or liability made against them in the Derivative Action. The Defendants believe that Plaintiff has failed to present allegations and evidence sufficient to maintain suit against them and that judgment should be entered dismissing all of Plaintiff’s claims with prejudice. Nonetheless, the Defendants and the Company have determined that the Company’s best interest is served by avoiding the continuing additional expense, inconvenience, and distraction of this burdensome litigation. For this reason, and to avoid the risks inherent in any lawsuit, the Defendants have entered into this Agreement, without admitting any wrongdoing or liability whatsoever.

VI. FINAL HEARING

On November 24, 2014, at 2:00 p.m., the Court will hold the Final Hearing at the 250th Civil District Court of Travis County, Austin, Texas, 1000 Guadalupe, 3rd floor, Austin, Texas 78701, for the purpose of determining (i) whether the Proposed Settlement should be approved by the Court, (ii) whether a final judgment should be entered dismissing the Derivative Action, (iii) whether the Fee Award and the Contribution Award should be approved, and (iv) such other matters as may be necessary or proper under the circumstances.

Defendants will not oppose any application to the Court by Plaintiff’s Counsel for an award of attorneys’ fees and reimbursement of their reasonable out-of-pocket expenses up to $1,637,500.00 in connection with the Derivative Action and Proposed Settlement. Defendants will also not oppose an application to the Court for a $25,000.00 Contribution Award to Plaintiff. Plaintiff’s application in support of the Fee Award and Contribution Award will be filed no less than 21 days before the date of the Final Hearing.

VII. RIGHT TO ATTEND FINAL HEARING

Any Bazaarvoice stockholder may appear in person at the Final Hearing. If you want to be heard at the Final Hearing in opposition to the Proposed Settlement or the proposed attorneys’ fee award in this case, then you must first comply with the procedures for objecting to the Proposed Settlement, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Final Hearing, you should confirm the date and time before going to the Court. STOCKHOLDERS WHO HAVE NO OBJECTION TO THE PROPOSED SETTLEMENT DO NOT NEED TO APPEAR AT THE FINAL HEARING OR TAKE ANY OTHER ACTION.

VIII. RIGHT TO OBJECT TO THE PROPOSED SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Proposed Settlement. You must object in writing, and you may request to be heard at the Final Hearing. If you choose to object, then you must follow these procedures. If you timely and properly object, but the Court overrules your objections, you still will be covered by the Proposed Settlement.

A. You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.	The objector’s name, legal address, and telephone number;

2.	A statement that: (1) the objector is a current Bazaarvoice Stockholder; (2) the objector will continue to own Bazaarvoice common stock as of the date of the Final Hearing; and (3) the date(s) such objector acquired his, her, or its Bazaarvoice shares;

3.	A detailed statement of such objector’s specific position with respect to the matters to be heard at the Final Hearing, including a statement of each objection being made;

4.	The grounds for each objection or the reasons for such objector’s desire to appear and to be heard; and

5.	Copies of any papers such objector intends the Court to consider.

The Court will not consider any objection that does not substantially comply with these requirements.

B. You Must Timely Deliver Written Objections to the Court, Plaintiff’s Counsel, and Defendants’ Counsel

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN FOURTEEN DAYS BEFORE THE DATE OF THE FINAL HEARING. The Court Clerk’s address:

Clerk of the Court

250th Civil District Court of Travis County

1000 Guadalupe, 3rd Floor

Austin, Texas 78701

On or before the same date, you must also serve a copy of such written objections and notice by hand or by first class mail, postage pre-paid, on counsel of record, at the following addresses:

Paul Trahan	Willem Jonckheer	Jeffrey Norton
Fulbright & Jaworski LLP	Schubert Jonckheer & Kolbe LLP	Newman Ferrara LLP
98 San Jacinto Blvd.,	3 Embarcadero Center,	1250 Broadway,
Suite 1100	Suite 1650	27th Fl.
Austin, Texas 78701	San Francisco, California 9411	New York, New York 10001

ATTORNEYS FOR	ATTORNEYS FOR	ATTORNEYS FOR
DEFENDANTS	PLAINTIFF	PLAINTIFF

The Court will not consider any objection that is not timely filed with the Court or not timely delivered to counsel for Plaintiff and Defendants. Any person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object or otherwise be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other derivative action or proceeding relating to the Released Claims.

IX. HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Proposed Settlement and the provisions of the Agreement. It is not a complete statement of the Agreement. Although Plaintiff’s counsel and counsel for the Defendants believe that the descriptions about the Proposed Settlement that are contained in this Notice are accurate in all material respects, in the event of any inconsistencies between the descriptions in this Notice and the Agreement, the Agreement will control.

Any questions you have about matters in this Notice should be directed by telephone or in writing to Plaintiff’s counsel at the address set forth above. You may find additional about the Derivative Action, including a copy of the Agreement, on the following websites: Schubert Jonckheer & Kolbe LLP (www.schubertlawfirm.com); or Newman Ferrara LLP (www.nfllp.com). In addition, you may inspect the Agreement and other papers in the Derivative Action at the Civil District Court of Travis County, Austin, Texas, at any time during regular business hours of each business day. The Clerk’s office is located at 1000 Guadalupe, Austin, Texas 78701.

X. NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks, and/or other persons or entities who hold shares of Bazaarvoice common stock for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners.